                                                                     EXHIBIT K-1



                            UNION ELECTRIC COMPANY
                                       &
                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY



                        ANALYSIS OF THE ECONOMIC IMPACT
                   OF A DIVESTITURE OF THE GAS OPERATIONS OF
                                  UE AND CIPS





The management and staffs of UNION ELECTRIC COMPANY (UE) and CENTRAL ILLINOIS PUBLIC SERVICE COMPANY (CIPS) conducted this study. The objective of this study is to identify and quantify the economic effects on shareholders and customers of divesting UE and CIPS of their natural gas assets and businesses.




                              SEPTEMBER 19, 1996

                               TABLE OF CONTENTS
                               -----------------

                                                                PAGE
                                                                ----

SECTION I.       EXECUTIVE SUMMARY AND CONCLUSIONS                1

SECTION II.      GENERAL STUDY ASSUMPTIONS                        4

SECTION III.     NEWGAS-UE

                 A. OVERVIEW                                      6

                 B. ANALYSIS                                      7

                 C. SCHEDULE OF EXHIBITS                         14

SECTION IV.      NEWGAS-CIPS

                 A. OVERVIEW                                     31

                 B. ANALYSIS                                     32

                 C. SCHEDULE OF EXHIBITS                         39

--------------------------------------------------------------------------------
                 SECTION I.  EXECUTIVE SUMMARY AND CONCLUSIONS
--------------------------------------------------------------------------------

The management and staffs of Union Electric Company (UE) and Central Illinois Public Service Company (CIPS) have conducted this "Analysis of the Economic Impact of a Divestiture of the Gas Operations of UE and CIPS" (Study) to determine the effects of spinning off each company's natural gas assets and businesses into separate and distinct entities. The Study analyzes the additional costs (from lost economies) that would be necessary to operate two independent gas companies (called for the purpose of this Study NEWGAS-UE and NEWGAS-CIPS), as well as any potential benefits that would accrue. All estimates for NEWGAS-UE and NEWGAS-CIPS are based on UE and CIPS operating experience. Where possible, estimates of the operating costs were compared to similar investor-owned gas distribution companies in the Midwest.

The study evaluates the increased costs or "lost economies" associated with divestiture of these business from two perspectives - shareholders and customers. The effects on shareholders were calculated using the increased costs caused by divestiture assuming no regulatory rate relief. The effects on customers were calculated assuming recovery of additional costs through rate increases.

SHAREHOLDERS
------------

The projected effects on the shareholders of the lost economies resulting from the spin-off of UE's gas business into NEWGAS-UE and the spin-off of CIPS' gas business into NEWGAS-CIPS are shown in Table I-1:

=======================================================================================================
                                   TABLE I-1

                ANNUAL EFFECT OF LOST ECONOMIES ON SHAREHOLDERS
=======================================================================================================
                                                 NEWGAS-UE            NEWGAS-CIPS              TOTAL
=======================================================================================================
Lost Economies                                  $22,116,000           $36,317,000           $58,433,000
-------------------------------------------------------------------------------------------------------
Lost Economies as a Percent of:
-------------------------------------------------------------------------------------------------------
  Total Gas Operating Revenue                         25.19%                28.02%                26.88%
-------------------------------------------------------------------------------------------------------
  Total Gas Operating Revenue Deductions              27.48%                30.94%                29.54%
-------------------------------------------------------------------------------------------------------
  Gross Gas Income                                   301.47%               296.85%               298.64%
-------------------------------------------------------------------------------------------------------
  Net Gas Income                                     424.90%               423.62%               424.18%
-------------------------------------------------------------------------------------------------------
In the Absence of  Rate Relief:
-------------------------------------------------------------------------------------------------------
 Return on Rate Base                                  -8.73%               -15.93%               -12.10%
-------------------------------------------------------------------------------------------------------
 Return on Net Plant                                  -8.63%               -13.17%               -10.96%
=======================================================================================================

In Table I-1, Lost Economies represents the increased costs, excluding income taxes, to operate as a stand alone company. Total Gas Operating Revenue is the sum of all gas revenues for the 12 months ended December 31, 1995. Total Gas Operating Revenue

Deductions include all purchased gas and gas withdrawn from storage, operation and maintenance expenses, depreciation and taxes other than income taxes. Gross Gas Income is the difference between Total Gas Operating Revenue and Total Gas Operating Revenue Deductions. Net Gas Income is Gross Gas Income minus Income Taxes. (See SECTION III.C. NEWGAS-UE Exhibit 1 and SECTION IV.C. NEWGAS-CIPS
Exhibit 1 for detailed information.)

GAS CUSTOMERS
-------------

The projected effect on gas customers, assuming each organization is allowed rate increases to recover lost economies and applicable income taxes, is shown in Table I-2:

============================================================================
                                   TABLE I-2

               ANNUAL EFFECT OF LOST ECONOMIES ON GAS CUSTOMERS
============================================================================
RATE REVENUE                NEWGAS-UE        NEWGAS-CIPS            TOTAL
============================================================================
Pre Spin-off              $ 87,814,000      $129,611,000        $217,425,000
----------------------------------------------------------------------------
Post Spin-off             $121,464,000      $170,293,000        $291,757,000
----------------------------------------------------------------------------
Dollar Increase           $ 33,650,000      $ 40,682,000        $ 74,332,000
----------------------------------------------------------------------------
Percent Increase                 38.32%            31.39%              34.19%
============================================================================

(See SECTION III.C. NEWGAS-UE Exhibit 1 and SECTION IV.C. NEWGAS-CIPS Exhibit 1 for detailed information.)

ELECTRIC CUSTOMERS
------------------

In addition to the forgoing impacts, divesting the gas business would result in rate increases of .73% for CIPS electric customers and .11% for UE electric customers. This impact is due to each company transferring all common property into the electric rate base, requiring rate increases to maintain the existing rates of return.

CONCLUSIONS
-----------

The economies that CIPS and UE realize from combined electric and gas operations provide significant benefits to customers and shareholders. This Study demonstrates that spinning off either gas division into a separate entity would be inefficient due to lost economies, which would be passed on to gas customers, electric customers and/or to shareholders. Without increased rates, the immediate negative effect on shareholders' earnings would be substantial, making ownership of shares in the NEWGAS companies unattractive.

The pass-through of increased costs to customers would cause significant increases in gas rates, with no increase in the level or quality of service. The rate increases required to operate the NEWGAS companies would total about $74,332,000 (Table I-2). Such increases would make the NEWGAS companies less competitive at a time when competition in the energy industry is rapidly increasing due to Federal Energy Regulatory Commission (FERC) Order 636 and other FERC and state regulatory initiatives. In addition, the NEWGAS companies would receive none of the benefits expected to accrue from the proposed merger.

It is estimated there would be no substantial benefits from the divestiture of the gas businesses for electric customers. Minimal savings could be achieved for items such as data processing costs, and minimal personnel reductions could occur in the combination gas and electric districts. These savings would be offset by additional costs such as changing meter reading routes and modifying data processing applications.

================================================================================
                    SECTION II.  GENERAL STUDY ASSUMPTIONS
================================================================================

The assumptions, information and data utilized for this Study are based on the industry expertise and experience of the management and staffs of UE and CIPS. Below are the major assumptions employed for this Study:

1. ORGANIZATION: Each of the organizations to be spun off would operate as an independent, stand-alone, publicly held, regulated company. Each would have all the necessary management personnel, along with facilities, equipment, materials, supplies, etc., required to operate as a stand-alone company.

2. SYSTEM OPERATION & MAINTENANCE: The gas and electric systems would continue to be operated and administered in the existing manner to insure safe and reliable service. In addition, current system renewal programs would be continued.

3. STAFFING: A sufficient number of employees would be included within each spun-off company to ensure that customers receive the present level and quality of service.

4. LABOR COSTS: Labor cost estimates were based upon assessments of work assignments, using UE and CIPS wage structures. Senior management salary estimates were based on industry averages.

5. NON-LABOR COSTS: These costs were estimated based upon actual costs incurred by UE and CIPS for their gas businesses assuming the customers of NEWGAS-UE and NEWGAS-CIPS would receive existing levels and quality of service.

6. COST PASS-THROUGH: Full pass-through to customers of increased costs due to lost economies would be allowed in formal rate proceedings.

7. SPECIFIC LABOR ASSUMPTIONS:

   a) Organization size and spans of control were estimated using existing UE and CIPS structures, adjusted to recognize the broader functional responsibilities that would exist in smaller companies.
   b)  Pensions and benefits were estimated as a percent of direct labor cost.
   c)  Employee benefits would be similar to the combined companies.

8. CAPITAL EXPENDITURE AND COST ASSUMPTIONS:

   a) The accounting for direct and indirect capital expenditures would remain the same as that currently used in the combined utilities.
   b) The actual capital costs for the divested companies would be considerably higher than those of UE and CIPS. Since gas purchases are highly seasonal, the stand alone gas companies would experience great volatility in their cash positions. At the same time the book values of the assets of these stand alone gas companies would be much smaller than those of the combined utility predecessors. As a result, the new companies would be perceived as riskier and would be subject to higher borrowing rates. Because of the constraints of the CIPS and UE mortgage indentures, the debt associated with the spun-off facilities would have to be refinanced at today's rates.

9. TRANSITION COST ASSUMPTIONS: Costs such as the legal, investment banking, filing and printing fees associated with the public spin-off of stock, creation of new indenture agreements, negotiation of new service contracts and costs to establish business processes would be incurred and amortized appropriately.

10. TRANSACTIONS BETWEEN COMPANIES: All transactions and transfers between NEWGAS-UE and UE, and between NEWGAS-CIPS and CIPS, would be arms-length transactions based upon fair market values.

11. OTHER ASSUMPTIONS:
    a) Facility costs would include separate headquarters, storerooms, and office space for employees currently using facilities shared by the electric and gas businesses.
    b) To facilitate the assessment of financial effects, it was assumed the costs for outsourcing and performing work in-house would be comparable.
    c)  Information Services work would be outsourced.
    d) Additional equipment (i.e., vehicles, trenchers, heavy power operated equipment) would be leased under an operating lease.
    e)  External auditing costs were estimated based on industry surveys.
    f) Insurance costs were quotes based on protecting the gas utility against losses and damages to leased properties used in its operations, as well as injuries and damage claims.
    g) Regulatory commission expenses would be similar to those currently incurred in connection with formal cases before regulatory commissions involving gas operations.
    h) Potential costs for clean-up of environmental sites (coal gasification plants) would be the same whether or not the gas businesses are spun off. For this reason such costs were not considered in this Study.

--------------------------------------------------------------------------------
                      SECTION III.A.  NEWGAS-UE OVERVIEW
--------------------------------------------------------------------------------

Spinning off UE's gas operations into a separate stand-alone company (NEWGAS-UE) would result in the following:

 . NEWGAS-UE would need to establish service functions duplicating those at UE, including treasury, financial planning, accounting, tax planning and compliance, rates, risk management, employee benefits, marketing, legal, customer service, regulatory and public affairs.

 . Annual operating revenue deductions, exclusive of income taxes, for NEWGAS-UE would be about 27% ($22.1 million) greater than UE's gas operating revenue deductions. (SECTION III.C, Exhibit 1).

 . NEWGAS-UE's customers would experience a rate increase of about 38% ($33.7 million) in order to provide a 11.15% rate of return for stockholders (SECTION III.C, Exhibit 1).

 . NEWGAS-UE would be at a competitive disadvantage because of high operating expenses.

 . There would be no substantial benefits for customers or stockholders.

--------------------------------------------------------------------------------
                      SECTION III.B.  NEWGAS-UE ANALYSIS
--------------------------------------------------------------------------------

The UE gas distribution system serves approximately 121,000 (as of December 31, 1995) customers over a 3,000 square mile area in Missouri and Illinois. There are 2,578 miles of mains and 1,634 miles of service lines in the system. Natural gas revenues for 1995 were $87.8 million on system throughput of 16.4 billion cubic feet of gas.

UE operates as a tightly integrated company with many employees supporting both gas and electric operations. Of UE's 6,190 employees (as of December 31, 1995), only 143 devote 100% of their time to gas operations. Shared operations include customer service personnel who deal with service requests for both gas and electric customers, and meter readers who read both the electric and gas meters. Additionally, UE provides the gas division's required services in the areas of treasury, financial planning, accounting, tax planning and compliance, rates, risk management, employee benefits, marketing, legal, customer service, regulatory and public affairs. The shared gas/electric responsibilities of many of UE's employees have enabled UE to provide quality service at a low cost.

ORGANIZATION STRUCTURE AND STAFFING IMPACT
------------------------------------------

The UE organization as of December 31, 1995, was used as a pattern for developing the NEWGAS-UE organization structure. See SECTION III.C, Exhibit 5 for the proposed organization. Divesting the gas operations would eliminate the effective use of SHARED STAFF to the detriment of both the gas and electric operations. To operate the gas business on a stand-alone basis, 312 additional employees would be required, in addition to the 143 employees mentioned above. UE could expect very minimal staffing reductions in the electric business as a result of a gas divestiture. SECTION III.C, Exhibit 6 shows the proposed staffing, salaries, and wages summary, while Exhibit 2d shows that NEWGAS-UE would incur an estimated net labor increase, including benefits, of $7,732,000.
Exhibit 7 shows that with this proposed staffing, NEWGAS-UE compares favorably with other gas utilities in the number of customers per employee. The following comments demonstrate some of the reasons for additional staffing:

     UE's customers receive one bill for both gas and electric service and pay with one check. When treasury personnel process the checks, automated equipment posts both electric and gas payments to customers' accounts. NEWGAS-UE would have to hire staff to handle gas payments that are now handled at essentially no additional cost by UE. Spinning off the gas operations would only minimally reduce the workload on UE's cash processing personnel, since most gas customers also have electric service and would still send a check monthly.

     UE's meter readers read gas and electric meters in the same routes. NEWGAS-UE would have to hire meter readers to re-trace the same routes to read the gas meters.

     Spinning off the gas operations would not reduce the number of meter readers needed by UE since their routes would remain essentially the same.

     UE's Finance, Accounting and Corporate Services personnel maintain the books of the Company and arrange for insurance. They arrange for long-term financing and borrow short-term funds for operations. They maintain stockholder records and perform various investor services. NEWGAS-UE would require personnel to provide the same services. Spinning off the gas operations would not provide any measurable savings for UE in the finance and accounting area, since all the existing books and records of the Company would remain essentially unchanged, insurance needs would be similar, and staff time devoted to financing activities would not be significantly reduced.

     UE's Human Resources Division administers benefit and salary plans. NEWGAS-UE would need to hire personnel to perform the same duties. Spinning off the gas operations would not provide substantial savings to UE, because each of UE's existing benefit and salary plans, and the associated reporting requirements, would remain.

     UE's Supply Service Division provides materials, supplies, transportation equipment, etc. to operating divisions. NEWGAS-UE would need to hire personnel to perform the same duties for gas operations. Spinning off the gas operations would reduce the number of purchase orders handled by UE as well as the amount of material handled and storage costs. However, the quantities involved are a small percentage of the total, so few, if any, staffing reductions could be effected and no facilities could be eliminated, making the actual savings for UE minimal.

     UE's engineering staff provides engineering expertise to operating divisions. NEWGAS-UE would need to hire personnel to perform the same duties. Spinning off the gas operations would reduce the workload on UE engineering personnel, but since gas operations analysis is a small percentage of their work, spread over a geographically dispersed area, UE would not be able to eliminate any engineering positions.

     UE's legal staff provides legal, regulatory and claims services for UE's operating divisions. NEWGAS-UE would need to hire personnel to perform the same duties. Since many legal issues are not divided into gas and electric considerations, the amount of work performed by UE's legal department would not decrease significantly, and there would be no staffing reductions.

INDEPENDENT ACCOUNTANT IMPACT
-----------------------------

UE hires independent accountants to audit the financial statements of the Company. NEWGAS-UE would need to hire independent accountants to perform the same duties. UE would not achieve any savings, since the existing level of work for the independent accountants would remain the same.

INFORMATION TECHNOLOGY IMPACT
-----------------------------

UE provides extensive information technology assistance to its operating and support divisions. NEWGAS-UE would need to provide the same assistance to its divisions. Hardware costs are reflective of the quantity of information to be processed, so NEWGAS-UE's hardware and telecommunications costs would be substantially less than UE's. Software costs are generally less dependent on quantity and more dependent on function, so NEWGAS-UE's software costs would be similar to UE's. See SECTION III. C, Exhibit 2b, which identifies a net increase in cost for information services of $11,291,000.

Divesting the gas operations would eliminate opportunities for sharing information technology resources to the detriment of both the gas and electric operations:

     NEWGAS-UE would be subject to the same regulatory accounting requirements as UE, so similar general ledger, payroll distribution, fixed asset and other accounting systems would be needed. It is estimated that the required software would be similar to UE's and would cost about $4.8 million. UE would retain all existing software, resulting in no software savings and UE would expend considerable resources changing accounting systems to reflect the divestiture of the gas business.

     UE operates an integrated material management, purchasing and accounts payable system. The system provides ordering, purchasing, tracking, receiving, paying and inventory control functions. To maintain existing levels of customer service, NEWGAS-UE would need a similar integrated system, which would cost about $2.4 million. UE would require slightly less data storage, producing negligible savings. There would be no software savings since UE would require all existing software.

     UE's investor services system handles stockholder and bondholder service requests, makes dividend and bond payments and keeps track of unclaimed checks and correspondence. NEWGAS-UE would need a system with similar capabilities to maintain the current level of service to stockholders and bondholders. Such a system would cost about $450,000. UE would retain the same number of stockholders and bondholders, resulting in no savings.

     UE's customer information system is extensively integrated with numerous other systems, providing seamless flow of information and efficient processing of customer service requests, payments and data updates. When customers call, the system retrieves information and presents it to the call-taker, requiring customers to spend less time on the line. The system automatically handles customers' payments made by mail, electronically, at pay stations or banks, or by charitable and government organizations. It provides a multitude of services such as budget billing, installment financing payments, combined billing for electric and gas, preferred pay dates, etc. NEWGAS-UE would require a similar system to maintain the current level of service to customers. Recently installed utility billing systems have cost $25 - $50 million. Scaling down might be possible for a small utility, making the estimated cost about $20 million. Since there would be fewer customer records to process, UE would require less data storage, postage, forms, etc., saving about $180,000 annually. UE would expend considerable resources to final bill existing combination gas/electric customers and re-establish the electric accounts.

     UE maintains a distribution operations job management system that receives and tracks customer requests for service or work, maintains the status of jobs for customer inquiries, automatically bills the customer for work completed and provides accurate accounting and work order control. NEWGAS-UE would need a similar system, costing about $4,000,000, to maintain current levels of customer service. UE would no longer process gas customers but data storage savings would be insignificant.

     UE maintains pension management software that provides valuation of the retirement plan for accounting purposes, maintains records of retirees, accumulates information for active employees for pension calculations and interfaces with payroll systems to maintain accurate information. NEWGAS-UE would need a similar system, costing about $100,000, to maintain current levels of benefits to employees. The assumed reduction of about 143 employees who perform only gas related work would have a minimal effect on UE's data storage requirements, providing insignificant savings.

     UE maintains a sophisticated human resources, payroll, scheduling, time entry and absence tracking system. The system provides scheduling for time worked, vacation and other allowed time. It tracks absences and automatically updates records and restores sick leave bank balances. It provides distributed entry of time worked and the associated accounting. The system provides for the reporting of information to government, regulatory and other agencies. NEWGAS-UE would need a similar system. UE's system cost more than $6 million to develop. Since the UE system includes processes required only for electric generating plant operations, NEWGAS-UE could use simpler software, estimated at about $4,000,000. Processing 143 fewer employees would provide insignificant savings for UE.

     UE Information Technology personnel maintain the above systems. To maintain similar systems, it is estimated NEWGAS-UE would expend about $2,150,000 annually. NEWGAS-UE software maintenance would cost about three-fourth's of UE's cost since some systems would not exist in a gas-only company. Because all of the existing systems would remain, UE would achieve no maintenance savings by spinning off the gas operations.

     UE maintains communications networks, telephone services, radio systems, etc. To maintain similar systems, NEWGAS-UE would need personnel and equipment costing about $2,380,000 annually. Due to fewer employees and locations, NEWGAS-UE would spend an amount estimated at 10 percent of UE's costs. UE would achieve minimal savings because the number of locations would remain the same, although slightly less equipment (e.g. telephones) would be needed because there would be a few less employees at some locations.

     UE maintains a data center to serve all of the above systems. To operate similar systems, NEWGAS-UE would need a similar data center, costing about $3,700,000 annually. There would be no equipment or manpower savings for UE, since all existing systems would remain.

INSURANCE COSTS
---------------

UE obtains property, liability, directors and officers, workers compensation and other insurance. NEWGAS-UE would require similar policies, at similar costs. See
SECTION III.C, Exhibit 2c, which shows an estimated increase in insurance cost of $342,000 to NEWGAS-UE. Since all coverages would remain in effect, UE would experience no savings for insurance.

OFFICE AND CREW FACILITIES COSTS
--------------------------------

UE maintains combined electric and gas office and crew facilities at several locations. NEWGAS-UE would need facilities for office and crew personnel at each of the existing combined electric/gas locations. See SECTION III.C, Exhibit 2e, which identifies $1,062,347 in additional office and crew facilities costs. Since UE would still operate the electric system, the existing office and crew facilities would still be needed at each location.

TRANSPORTATION AND MOTORIZED EQUIPMENT COSTS
--------------------------------------------

UE maintains transportation and motorized equipment used by both gas and electric crew and support personnel. NEWGAS-UE would need to obtain similar equipment for gas operations. NEWGAS-UE's additional transportation cost would be about $375,590 as identified in SECTION III.C, Exhibit 2g. Since vehicle needs correlate closely with personnel needs, it is estimated that the reduction in equipment to be achieved by UE would equal the additional equipment required by NEWGAS-UE, except for vehicles used by meter readers to read both electric and gas meters. UE would still need about the same number of meter reader vehicles currently used in the combination gas and electric districts, but the costs currently allocated to the gas business would be absorbed by the electric customers, resulting in increased annual meter reading vehicle costs to UE of about $38,297.

TRANSITION COSTS
----------------

The divestiture of the gas operations of UE and the creation of a stand-alone gas company would be a complex legal and financial transaction that would involve substantial transition costs. These costs would include legal and financial advising fees, and the services of independent accountants, actuaries and other consultants. Real estate services would be needed to procure facilities. Several hundred personnel would have to be hired and trained. Benefit plans would need to be established. The estimated transition costs of $11,031,000 for NEWGAS-UE were developed by calculating the average of such costs incurred in several other publicly reported business spin-offs. See
SECTION III.C, Exhibit 2f.

COST OF CAPITAL
---------------

The effective cost of capital for the stand-alone gas business was based upon capitalization ratios of UE's capital structure as of December 31, 1995, and estimated current costs of debt and equity, which average about 11.15%. See
SECTION III.C, Exhibit 4 for detailed information.

CONCLUSION
----------

The Study concludes that a separate gas distribution company would require 455 full-time employees, an increase of approximately 218% over the number of employees currently devoted to UE gas operations full-time. Based upon the assumptions set forth in SECTION II and the staffing requirements of the organizational structure, increased annual costs (excluding Federal and State income taxes) for NEWGAS-UE are projected to be $22,116,000.

The exhibits (SECTION III.C) that follow show the economic effects of operating UE's gas division as a separate entity.

================================================================================
                SECTION III.C.  NEWGAS-UE SCHEDULE OF EXHIBITS
================================================================================

        EXHIBIT NO.                             EXHIBIT TITLE
--------------------------------------------------------------------------------
             1               Income Statement, Proforma Adjustments & Revenue
                             Requirement

             2               Estimated Additional Operating Expenses

            2a               Estimated External Audit Fees Based on Survey Data

            2b               Estimated Information Services Costs

            2c               Estimated Increased Cost of Insurance Coverage

            2d               Estimated Net Labor Increase, Including Benefits

            2e               Estimated Operating Lease Facilities and Furniture
                             Costs

            2f               Estimated Transition Costs

            2g               Estimated Net Increase in Transportation &
                             Motorized Equipment Expense

             3               Rate Base

             4               Cost of Capital

             5               Corporate Structure

             6               Salaries and Wages Summary

             7               Comparable Investor Owned Gas Companies (Customers
                             Per Employee Ratios)

             8               Estimated Executive Salaries

             9               UE's Electric Rate Base & Rate of Return

                                                             NEWGAS-UE EXHIBIT 1

                          NEWGAS-UE INCOME STATEMENT
                  PROFORMA ADJUSTMENTS & REVENUE REQUIREMENT
                           (In Thousands of Dollars)

                                      Existing
                                       UE Gas
                                       Company                                                 Revenue
                                     Year Ending          Proforma            Proformed       Requirement
                                       12/31/95        Adjustments (1)        NEWGAS-UE       Increase (2)
                                     ===========       ================       =========       ============

Operating Revenue:                    $ 87,814              $   -             $ 87,814        $121,464

Operating Revenue Deductions:
  Purchased Gas                       $ 47,189                                $ 47,189        $ 47,189
  Gas Withdrawn From Storage          $  4,062                                $  4,062        $  4,062
  O & M                               $ 16,822              $21,713           $ 38,535        $ 38,535
  Depreciation                        $  4,722                                $  4,722        $  4,722
  Taxes Other Than Income             $  7,683              $   403           $  8,086        $  8,086
                                      --------              -------           --------        --------

Total Operating Revenue Deductions    $ 80,478              $22,116           $102,594        $102,594
                                      --------              -------           --------        --------

Gross Gas Income                      $  7,336                                $(14,780)       $ 18,870

Federal & State Income Taxes (3)      $  2,131                                $ (4,286)       $  5,472
                                      --------                                --------        --------

Net Gas Income                        $  5,205                                $(10,494)       $ 13,398
                                      ========                                ========        ========

Rate Base (4)                         $124,816                                $120,161        $120,161
                                      ========                                ========        ========

Indicated Rate of Return                  4.17%                                  -8.73%          11.15%(5)
                                      ========                                ========        ========

(1)  See Exhibit 2 for a detailed summary of proforma adjustments.

(2) An increase of $33,650,000 or 38.32% in Revenue is required to achieve a rate of return of 11.15%. For the purposes of this Study, gross receipts taxes were not considered since both the resulting revenue and taxes (revenue deduction) would nullify any impact from this calculation.

(3) For twelve months ended 12/31/95, UE's effective Federal & State Income Taxes were 29.0% of gross gas income. This effective tax rate was used to calculate taxes for the Proformed NEWGAS-UE and Revenue Requirement Increase columns.

(4)  See Exhibit 3.

(5) The effective rate of return is assumed to be the weighted cost of capital per Exhibit 4.

                                                             NEWGAS-UE EXHIBIT 2

                                  NEW GAS-UE
                    ESTIMATED ADDITIONAL OPERATING EXPENSES
                             PROFORMA ADJUSTMENTS
                           (In Thousands of Dollars)

                                                    Exhibit
                                                   Reference
                                                     Number    Amount
                                                   =========  ========
External Auditing Costs                               2a      $   210
Information Services (Outsourced)                     2b      $11,291
Insurance Premiums                                    2c      $   342
Labor & Benefits                                      2d      $ 7,732
Leased Facilities/Furniture                           2e      $ 1,062
Transition Costs (Amortized)                          2f      $ 1,103
Transportation & Work equipment                       2g      $   376
                                                              -------
  Total Additional Expenses                                   $22,116

Less:  FICA and Unemployment Insurance                2d      $   403
                                                              -------

TOTAL ADDITIONAL O & M EXPENSES                               $21,713
                                                              =======

                                                            NEWGAS-UE EXHIBIT 2a
                       NEWGAS-UE EXTERNAL AUDITOR COSTS
              ESTIMATED EXTERNAL AUDIT FEES BASED ON SURVEY DATA
                              PROFORMA ADJUSTMENT


                    Surveys comparing External Audit Fees                          Amount
                    =====================================                         ========
Average fee for Utility companies with less than 300,000 Customers in 1994        $191,000
Average fee for Peer Group comparison with less than 300,000 Customers in 1994    $188,000

                                                                                  --------
                    Average of External Audit Fee Surveys                         $189,500


      Average Audit Fee for Pension Plans with less than 5,000 employees          $ 38,693
                                                                                  --------

               Total Estimated Annual Audit Fees for NEWGAS-UE                    $228,193

Less:  External Audit Fees Allocated to Gas operations in 1995                    $ 18,000
                                                                                  --------

            Net Estimated Annual Audit Fees Increase for NEWGAS-UE                $210,193
                                                                                  ========

Sources:  Illinois Power Audit Fee Peer Group Comparison - 1994
          American Gas Association/Edison Electric Institute External Audit Fees - October 1995

                                                            NEWGAS-UE EXHIBIT 2b

                        NEWGAS-UE INFORMATION SERVICES
                     ESTIMATED INFORMATION SERVICES COSTS
                              PROFORMA ADJUSTMENT
                           (In Thousands of Dollars)

                     Software Application Costs:                        Amount
                     ===========================                       ========

General Ledger/Capital Projects/Asset Management/Accounts Payable      $ 4,800
Payroll Distribution                                                   $   250
Investor Services                                                      $   450
Customer Information System (CIS)                                      $20,000
Computer Telephone Integration System (CTI)                            $ 1,000
Distribution Operating Job Management (DOJM)                           $ 4,000
Materials Management Information System (MMIS)                         $ 2,400
Pension Manager                                                        $   100
Payroll/Human Resource System                                          $ 3,000
Time Reporting                                                         $ 1,000
Miscellaneous                                                          $ 1,500
                                                                       -------
                 Total Software Application Costs                      $38,500
                                                                       -------

                         Annual System Operating Costs
                         -----------------------------
Data Processing                                                        $ 3,700
Software Maintenance and Support                                       $ 2,153
Telecommunciations                                                     $ 2,380
                                                                       -------
                 Total Annual System Operating Costs                   $ 8,233
                                                                       -------


               Estimated Cost to Outsource Information Services
               ------------------------------------------------
Annualized Software Application Costs (10 year amortization)           $ 3,850
Total Annual System Operating Costs                                    $ 8,233
                                                                       -------
         Total Annual Cost to Outsource Information Services           $12,083

Less:  Information Services Expenses Allocated to Gas Operations
       in 1995                                                         $   792
                                                                       -------

            Net Increase in Cost for Information Services              $11,291
                                                                       =======

                                                            NEWGAS-UE EXHIBIT 2c


                                   NEWGAS-UE
                ESTIMATED INCREASED COST OF INSURANCE COVERAGE
                              PROFORMA ADJUSTMENT

                                                                                Estimated
                                   Limits                                      Stand Alone       Net Increase to
         Coverage                (Millions)           Deductible               Premium Cost         NEWGAS-UE
--------------------------       ----------           -----------              ------------      ---------------
Property                          $   5                $   250,000              $   21,000
General Liability                 $  60                $   250,000              $  213,000
Auto Liability                    $   1                $        -               $   50,000
Directors & Officers Liability    $  10                $   250,000              $   75,000
Workers Compensation              Statutory            $   350,000              $   61,000
Fiduciary Liability               $   5                $     5,000              $   10,000
Crime (Fidelity)                  $   5                $     5,000              $   10,000
                                                                                ----------
      Total NEWGAS-UE Premium                                                   $  440,000

Less: 1995 Insurance Cost Allocated to UE Gas Operations                        $   98,000
                                                                                ----------
    Net Increase in Insurance Costs for NEWGAS-UE                                                $      342,000
                                                                                                 ==============

Source: Premiums are based on estimated cost quotations obtained by UE Secretary's Department, Insurance Division.

                                                        NEWGAS-GAS UE EXHIBIT 2d
                                   NEWGAS-UE
               ESTIMATED NET LABOR INCREASE, INCLUDING BENEFITS
                              PROFORMA ADJUSTMENT
                           (In Thousands of Dollars)

Total Estimated Salaries and Wages for NEWGAS-UE (Exhibit 6)  $ 21,776

 Less: Amount for Construction & Removals (31.3%)-(1)         $  6,816
                                                              --------

Total Estimated NEWGAS-UE Salaries & Wages Charged to O & M            $ 14,960

 Less: 1995 UE Gas Salaries & Wages Charged to O & M                   $  9,515
                                                                       --------

Increase in NEWGAS-UE Salaries & Wages Charged to O & M                              $  5,445

Benefits (2):
 Employee Life, Hospitalization, savings plans, etc.                   $  1,198
 Pension Plan                                                          $    495
 FICA & Unemployment Insurance                                         $    403
 Other                                                                 $    191
                                                                       --------
                Total Benefits                                                       $  2,287
                                                                                     --------

NEWGAS-UE Net Labor Increase, Including Benefits                                     $  7,732
                                                                                     ========

(1) Amount of labor allocated to construction and removal is based on the actual amount spent by UE in 1995.

(2) Benefit costs were estimated base upon the cost (as a percentage of payroll) currently budgeted by UE:

     Life, Hospitalization, savings plans, post employment benefit, etc.  22.00%
     Pension Plan                                                          9.10%
     FICA & Unemployment Insurance                                         7.40%
     Other                                                                 3.50%
                                                                          -----
                Total                                                     42.00%
                                                                          =====

                                                            NEWGAS-UE EXHIBIT 2e
                                   NEWGAS-UE
           ESTIMATED OPERATING LEASE FACILITIES AND FURNITURE COSTS
                              PROFORMA ADJUSTMENT

                           -----------------------------------------------------------
                                             Office Space Calculation
                           -----------------------------------------------------------
                           Management    Office Space                                    ------   ------------
                             & Staff       Needs in          Cost Per        Total       Works    Total Leased
                            Employee     Square Feet       Square Foot    Office Space   Hqtrs.    Facilities
                              Count          (1)               (2)            Cost        (3)         Cost
                           -----------------------------------------------------------   ------   ------------
General Office:
  Jefferson City, Mo.          207         63,756             $8.00         $510,048         -      $  510,048

Southeast District (MO):
  Cape Girardeau                13          4,004             $6.00         $ 24,024     $38,400
  Chaffee                        0            -                             $    -       $17,000
  Dexter                         0            -                             $    -       $38,400
                                                                                         -------
     Total                                                                                          $  117,824

Alton District (IL):            10          3,080             $9.00         $ 27,720     $38,400    $   66,120

Wentzville District (MO):
  Louisiana                      9          2,772             $5.50         $ 15,246     $17,000
  Troy                           0            -                             $    -       $17,000
                                                                                         -------
     Total                                                                                          $   49,246

Little Dixie District (MO):
  Boonville                      0            -                             $    -       $17,000
  Centralia                      0            -                             $    -       $17,000
  Columbia                      17          5,236             $9.00         $ 47,124     $   -
  Mexico                         0            -                             $    -       $38,400
  Moberly                        0            -                             $    -       $38,400
                                                                                         -------
     Total                                                                                          $  157,924

Capital District (MO):
  Jefferson City                12          3,696             $8.00         $ 29,568     $38,400
  Versailles                     0            -                             $    -       $17,000
                                                                                         -------
     Total                                                                                          $   84,968

Estimated Office Furniture Operating Lease Expense For All Areas:                                   $  259,000
                                                                                                    ----------

NEWGAS-UE FACILITIES - GRAND TOTAL                                                                  $1,245,130

             Less:  Current allocated costs for gas facilities                                      $  182,783
                                                                                                    ----------

NET NEWGAS-UE FACILITIES COST:                                                                      $1,062,347
                                                                                                    ==========

(1) An average of 308 square feet per employee was used based on past Company experience.

(2) Information from UE's Real Estate Department found the cost per square foot per annum averaged $5.50 in Louisiana, $6 in Cape Girardeau, $8 in Jefferson City, and $9 in Alton and Columbia.

(3) This includes space for construction and service supervision, staff, materials and supplies, and vehicles and equipment. Annual lease costs were based on actual appraised values of utility facilities capable of accommodating applicable staff, materials & equipment. Columbia is the only city having a UE headquarters facility already dedicated to gas operations.

                                                            NEWGAS-UE EXHIBIT 2f

                     NEWGAS-UE ESTIMATED TRANSITION COSTS
                              PROFORMA ADJUSTMENT


Transition costs required to establish a new corporation would include the following:
           Legal fees
           Financial advisory fees
           Consulting services of independent accountants, actuaries, and others Real estate services for acquisitions
           Hiring and training costs to staff newly created positions
           Benefit plans established
           Data Conversion


Transition costs for NEWGAS-UE were estimated based upon an average of the following published transition costs for other corporate spin-offs:

                                                             Transition
       Original Corporation         Spin-off Company         Costs(000)
       --------------------         ----------------         ----------
Baxter International                Caremark                 $   13,300
Adolph Coors                        ACX Technologies         $    7,200
Dial Corporation                    GFC Financial            $   13,000
Union Carbide                       Praxair                  $   11,000
Ryder                               Avial                    $    9,000
Price Costco                        Price Enterprises        $   15,250
Humana                              Galen                    $   15,000
Honeywell                           Aliant                   $    4,500

                                                             ----------
            Average Transition Costs of the Above Companies  $   11,031
                                                             ----------

Annual amortization of Transition Costs for NEWGAS-UE (10%)  $    1,103
                                                             ==========

Source: Transition costs reported in SEC Form 10-K filings.

                                                            NEWGAS-UE EXHIBIT 2g

                                   NEWGAS-UE
    ESTIMATED NET INCREASE IN TRANSPORTATION & MOTORIZED EQUIPMENT EXPENSE
                              PROFORMA AJDUSTMENT

                                                    General Office(GO)\Pool     Southeast District          Alton District
                                                    -----------------------    --------------------      --------------------
                                        Rate Per                Est. Annual              Est. Annual               Est. Annual
        Description                      Month        Number       Cost        Number       Cost         Number       Cost
------------------------------------------------------------------------------------------------------------------------------
GO\Pool Vehicles - Standard               $470          6         $33,840
------------------------------------------------------------------------------------------------------------------------------
GO\Pool Vehicles - Compact                $442          6         $31,824
------------------------------------------------------------------------------------------------------------------------------
Manager                                   $470                                   1         $  5,640        1         $  5,640
------------------------------------------------------------------------------------------------------------------------------
Operations Superintendent                 $442                                   1         $  5,304        1         $  5,304
------------------------------------------------------------------------------------------------------------------------------
Construction Supervisor                   $442                                   3         $ 15,912        2         $ 10,608
------------------------------------------------------------------------------------------------------------------------------
Distribution Supervisor                   $442                                   1         $  5,304        0         $    -
------------------------------------------------------------------------------------------------------------------------------
Supervising Engineer                      $442                                   1         $  5,304        1         $  5,304
------------------------------------------------------------------------------------------------------------------------------
Engineer                                  $442                                   1         $  5,304        0         $    -
------------------------------------------------------------------------------------------------------------------------------
Engineer Assistant                        $505                                   2         $ 12,120        0         $    -
------------------------------------------------------------------------------------------------------------------------------
Office Manager                            $442                                   1         $  5,304        0         $    -
------------------------------------------------------------------------------------------------------------------------------
Meter Reader                              $505                                   5         $ 30,300        2         $ 12,120
------------------------------------------------------------------------------------------------------------------------------
Customer Service Advisor                  $442                                   1         $  5,304        1         $  5,304
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
Other transportation &
------------------------------------------------------------------------------------------------------------------------------
  Motorized Equipment
------------------------------------------------------------------------------------------------------------------------------
  Not Indicated Above                                             $   -                    $319,272                  $188,040
------------------------------------------------------------------------------------------------------------------------------
    NEWGAS-UE TOTAL                                               $65,664                  $415,068                  $232,320
------------------------------------------------------------------=======------------------========------------------========-

------------------------------------------------------------------------------------------------------------------------------
Less: Amount Charged to Gas Operations in 1995
------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------
NET INCREASE IN TRANSPORTATION & MOTORIZED EQUIPMENT EXPENSE FOR NEWGAS-UE
------------------------------------------------------------------------------------------------------------------------------

                                         Wentzville District      Little Dixie District        Capital District
                                        ----------------------    ---------------------     ---------------------
                                                   Est. Annual              Est. Annual               Est. Annual       GRAND
        Description                     Number        Cost        Number       Cost         Number       Cost           TOTAL
--------------------------------------------------------------------------------------------------------------------------------
GO\Pool Vehicles - Standard
--------------------------------------------------------------------------------------------------------------------------------
GO\Pool Vehicles - Compact
--------------------------------------------------------------------------------------------------------------------------------
Manager                                   1         $  5,640        1         $  5,640                  $  5,640
--------------------------------------------------------------------------------------------------------------------------------
Operations Superintendent                 1         $  5,304        1         $  5,304        1         $  5,304
--------------------------------------------------------------------------------------------------------------------------------
Construction Supervisor                   3         $ 15,912        4         $ 21,216        4         $ 21,216
--------------------------------------------------------------------------------------------------------------------------------
Distribution Supervisor                   1         $  5,304        3         $ 15,912        2         $ 10,608
--------------------------------------------------------------------------------------------------------------------------------
Supervising Engineer                      1         $  5,304        1         $  5,304        1         $  5,304
--------------------------------------------------------------------------------------------------------------------------------
Engineer                                  0         $    -          1         $  5,304        1         $  5,304
--------------------------------------------------------------------------------------------------------------------------------
Engineer Assistant                        1         $  6,060        3         $ 18,180        2         $ 12,120
--------------------------------------------------------------------------------------------------------------------------------
Office Manager                            1         $  5,304        1         $  5,304        1         $  5,304
--------------------------------------------------------------------------------------------------------------------------------
Meter Reader                              2         $ 12,120        7         $ 42,420        3         $ 18,180
--------------------------------------------------------------------------------------------------------------------------------
Customer Service Advisor                  1         $  5,304        1         $  5,304        1         $  5,304
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
Other transportation &
--------------------------------------------------------------------------------------------------------------------------------
  Motorized Equipment
--------------------------------------------------------------------------------------------------------------------------------
  Not Indicated Above                               $119,724                  $683,244                  $335,340
--------------------------------------------------------------------------------------------------------------------------------
    NEWGAS-UE TOTAL                                 $185,976                  $813,132                  $429,624      $2,141,784
----------------------------------------------------========------------------========------------------========----------------

--------------------------------------------------------------------------------------------------------------------------------
Less: Amount Charged to Gas Operations in 1995                                                                        $1,766,194
--------------------------------------------------------------------------------------------------------------------------------

--------------------------------------------------------------------------------------------------------------------------------
NET INCREASE IN TRANSPORTATION & MOTORIZED EQUIPMENT EXPENSE FOR NEWGAS-UE                                            $  375,590
--------------------------------------------------------------------------------------------------------------------------------

Note: Projected costs based on management's assessment of transportation & equipment needs and operating & maintenance experience.

                                                        NEWGAS-UE RATE EXHIBIT 3

                                   NEWGAS-UE
                                   RATE BASE
                           (In Thousands of Dollars)

                                   Existing
                                    UE Gas
                                   Company     Reduction
                                 Year Ending  For Common
                                   12/31/95    Plant (1)    NEWGAS-UE
                                 ------------ ----------- ------------
Gas Plant In Service              $ 179,985    $ (5,738)    $ 174,247

Reserve For Depreciation          $  53,744    $ (1,083)    $  52,661
                                 ------------ ----------- ------------

Net Plant                         $ 126,241    $ (4,655)    $ 121,586

Materials & Supplies              $  11,892                 $  11,892

Prepayments                       $     236                 $     236

Customer Advances                 $    (937)                $    (937)

Accumulated Deferred Income Taxes $ (12,616)                $ (12,616)
                                 ------------ ----------- ------------

         TOTAL RATE BASE          $ 124,816    $ (4,655)    $ 120,161
                                  ===========  ==========  ===========


(1) Mainly buildings and equipment jointly used by the electric and gas departments. Under a divestiture, all common property would go with the electric company.

                                                             NEWGAS-UE EXHIBIT 4


                                   NEWGAS-UE
                          STAND-ALONE COST OF CAPITAL

                                Capitalization          Cost           Weighted
Type of Capital                     Ratios            Component          Cost
------------------------        --------------        ---------        --------
Long Term Debt                          41.00%            8.41%          3.448%

Preferred                                5.10%            8.41%          0.429%

Common Equity                           53.90%           13.50%          7.277%
                                                                       --------

Weighted Cost of Capital                                                 11.15%
                                                                       ========


Note: Capitalization ratios are based on the total UE capital structure as of 12/31/95. Debt and equity were estimated at current costs.

Current cost of debt and preferred = 30 year, 10 Year No Call first mortgage bond @ 7.91% (all-in-cost) + 50 basis points

Bond and preferred stock rate provided on April 19, 1996 by Smith Barney.

                                                             NEWGAS-UE EXHIBIT 5


                                   NEWGAS-UE
                              Organization Chart

President & CEO
     Vice President - Customer Service
                             Manager - Customer Service Support
                             Manager - Southeast District
                             Manager - Illinois District
                             Manager - Wentzville District
                             Manager - Little Dixie District
                             Manager - Corporate Communications
                             Manager - Gas Supply
                             Manager - Gas Marketing
                             Manager - Capital District
     Vice President - Corporate Services
                             Manager - Purchasing
                             Manager - Stores
                             Manager - Motor Transportation
                             Manager - Real Estate & Facilities
                             Manager - Corporate Planning
     General Counsel
                             Associate General Counsel - Regulatory
                             Associate General Counsel - Claims
     Vice President - Finance
                             Manager - Accounting
                             Manager - Tax
                             Manager - Internal Audit
     Secretary/Treasurer
                             Manager - Investor Relations
                             Manager - Treasury Operations
                             Assistant Secretary - Insurance & Records
     Vice President - Human Resources
                             Manager - Employment Services
                             Manager - Industrial Relations

                                                             NEWGAS-UE EXHIBIT 6


                                   NEWGAS-UE
             SALARIES AND WAGES SUMMARY (In Thousands of Dollars)


                                                                                   Totals
                                                                          ---------------------------
                                          Employees     Salaries/Wages    Employees    Salaries/Wages
                                          ---------     --------------    ---------    --------------
Executive Staff & Secretarial Support                                            14    $          995

Customer Service Division:
  Customer Service Support                       40     $        1,912
  Gas Supply                                      6     $          365
  Gas Marketing                                   7     $          344
  Southeast District                             45     $        1,996
  Illinois District                              33     $        1,547
  Wentzville District                            25     $        1,145
  Little Dixie District                         101     $        4,331
  Capital District                               44     $        2,061
  Corporate Communications                        2     $          105
                                          ---------     --------------
    Customer Service Division Total                                             303    $       13,806

Corporate Services Division:
  Purchasing                                      6     $          365
  Stores                                          9     $          450
  Motor Transportation                            4     $          225
  Real Estate & Facilities                        4     $          225
  Corporate Planning                              5     $          305
                                          ---------     --------------
    Corporate Services Division Total                                            28    $        1,570

General Counsel Division:
  Regulatory                                      4     $          240
  Claims                                          5     $          268
                                          ---------     --------------
    General Counsel Division Total                                                9    $          508

Controller Division:
  Accounting, Payroll, Accounts Payable          24     $        1,119
  Internal Audit                                  8     $          475
  Tax                                            12     $          598
                                          ---------     --------------
    Controller Division Total                                                    44    $        2,192

Secretary/Treasurer Division:
  Investor Relations                              4     $          199
  Treasury Operations                            13     $          535
  Insurance & Records                             8     $          351
                                          ---------     --------------
    Secretary/Treasurer Division Total                                           25    $        1,085

Human Resources Division:
  Employment Services                            28     $        1,395
  Industrial Relations                            4     $          225
                                          ---------     --------------
    Human Resources Division Total                                               32    $        1,620
                                                                          ---------    --------------

      GRAND TOTAL                                                               455    $       21,776
                                                                          =========    ==============

                                                             NEWGAS-UE EXHIBIT 7

                    COMPARABLE INVESTOR OWNED GAS UTILITIES
                            CUSTOMERS PER EMPLOYEE

                                                         Customers
      Companies               Customers    Employees    Per Employee
------------------------      ---------    ---------    ------------
NEWGAS-CIPS                    167,000         541          309
NEWGAS-UE                      121,000         455          266
Connecticut Natural Gas        138,000         642          215
ENERGEN                        435,000       1,488          292
Southern Connecticut Gas       153,000         572          267
United Cities Gas              295,000       1,343          220
Yankee Gas Service             177,000         670          264


Source:  American Gas Association - Directory of Member Companies

(Selection Criteria - Total Number of Customers Similar to NEWGAS)

                                                             NEWGAS-UE EXHIBIT 8


                         ESTIMATED EXECUTIVE SALARIES
                         ----------------------------


Salary Survey Data for Companies with Revenues less than $300 million were used to establish a reasonable range for the NEWGAS-UE executive salary levels. For existing positions that would become part of the spun-off company, existing UE salaries were used.

                                                   NEWGAS-UE SALARY
                                                   ----------------
       POSITION           SURVEY DATA RANGE             LEVELS
       --------           -----------------             ------
President                         $212,000                 $200,000
Vice President Level      $73,600-$106,300         $80,000-$110,000

Source:  1996 Edison Electric Institute Executive Compensation Survey

                                                             NEWGAS-UE EXHIBIT 9

                    UE ELECTRIC RATE BASE & RATE OF RETURN
                         TWELVE MONTHS ENDED 12/31/95
                           (In Thousands of Dollars)

                                     Existing      Addition      Electric
                                     Electric     For Common      Company
                                     Company       Plant (1)    As Adjusted
                                    ----------    ----------    -----------
Electric Plant In Service           $7,796,628      $5,738      $7,802,366

Reserve For Depreciation            $2,819,806      $1,083      $2,820,889
                                    ----------      ------      ----------

Net Plant                           $4,976,822      $4,655      $4,981,477

Fuel and Materials & Supplies       $  184,684                  $  184,684

Prepayments                         $   13,425                  $   13,425

Customer Advances                   $   (6,935)                 $   (6,935)

Accumulated Deferred Income Taxes   $ (848,543)                 $ (848,543)
                                    ----------      ------      ----------

     TOTAL RATE BASE                $4,319,453      $4,655      $4,324,108
                                    ==========      ======      ==========


NET OPERATING INCOME                $  436,690                  $  436,690
                                    ==========                  ==========

RETURN ON RATE BASE                     10.11%                      10.10%
                                    ==========                  ==========

(1) This represents an allocation of all plant and property jointly used by the electric and gas departments. Under a divestiture, all common property would go with the electric company.

================================================================================
                      SECTION IV.A.  NEWGAS-CIPS OVERVIEW
================================================================================

Spinning-off CIPS' gas operations into a separate stand-alone company (NEWGAS-
CIPS) would result in the following:

 .    NEWGAS-CIPS would need to establish service functions duplicating those at
     CIPS, including treasury, financial planning, accounting, rates, risk management, employee benefits, marketing, customer service, regulatory, internal audit and public affairs.

 .    Annual operating revenue deductions, exclusive of income taxes, for NEWGAS-
     CIPS would be about 31% ($36.3 million) greater than CIPS' gas operating revenue deductions. (SECTION IV.C, Exhibit 1).

 .    NEWGAS-CIPS' customers would experience a rate increase of about 31% ($40.7 million) in order to provide a 10.98% rate of return for stockholders (SECTION IV.C, Exhibit 1).

 .    NEWGAS-CIPS would be at a competitive disadvantage because of high operating expenses.

 .    There would be no substantial benefits for customers or stockholders.

--------------------------------------------------------------------------------
                      SECTION IV.B.  NEWGAS-CIPS ANALYSIS
--------------------------------------------------------------------------------

The CIPS gas distribution system serves approximately 167,000 customers (as of December 31, 1995) over a 20,000 square mile area of central and southern Illinois. There are 4,572 miles of mains and 2,321 miles of service lines in the system. Natural gas revenues for 1995 were $129.6 million on system throughput of 37.1 billion cubic feet of gas.

CIPS operates as a tightly integrated company with many of its employees supporting both gas and electric operations. Of CIPS' 2,428 employees (as of December 31, 1995), only 206 devoted 100% of their time to gas operations. Some examples of the shared operations include customer service personnel call takers who deal with service requests for service for both gas and electric customers and meter readers who read both the electric and gas meters of CIPS' customers. Additionally, the gas and electric businesses also share services in the areas of treasury, financial planning, accounting, rates, risk management, employee benefits, marketing, customer service, regulatory, internal audit and public affairs. The shared gas and electric responsibilities of many of CIPS' employees have enabled CIPS to provide quality service at a low cost.

ORGANIZATION STRUCTURE AND STAFFING IMPACT
------------------------------------------

The CIPS organization as of December 31, 1995, was used as a pattern for developing the NEWGAS-CIPS organization structure. See SECTION IV.C, Exhibit 5 for the proposed organization. Divesting the gas operations would eliminate the effective use of SHARED STAFF to the detriment of both the gas and electric operations. To operate the gas business on a stand-alone basis, 340 additional employees would be required, in addition to the 206 employees mentioned above. CIPS could expect very minimal staffing reductions in the electric business as a result of a gas divestiture. SECTION IV.C, Exhibit 6 shows the proposed staffing, salaries, and wages summary, while Exhibit 2d shows that NEWGAS-CIPS would incur an estimated net labor increase, including benefits, of $21,163,000.
Exhibit 7 shows that with this proposed staffing, NEWGAS-CIPS compares favorably with other gas utilities in the number of customers per employee. The following comments demonstrate some of the reasons for additional staffing:

     CIPS' customers receive one bill for both gas and electric service and pay with one check. When cash processing personnel process the checks, automated equipment posts both electric and gas payments to customers' accounts. NEWGAS-CIPS would have to hire staff to handle gas payments that are now handled at essentially no additional cost by CIPS. Spinning off the gas operations would not reduce the workload on CIPS' cash processing personnel, since approximately the same number of checks would be processed.

     CIPS' meter readers read gas and electric meters on the same routes. NEWGAS-CIPS would have to hire meter readers to re-trace the same routes to read the gas meters. Spinning off the gas operations would not reduce the number of meter readers needed by CIPS since their routes would remain essentially the same.

     CIPS' Finance and Accounting personnel maintain the books and records of the Company and arrange for insurance (except employee benefit-related insurance). They arrange for long-term financing and borrow short-term funds for operations. NEWGAS-CIPS would require personnel to provide the same services. Spinning off the gas operations would not provide any substantial savings for CIPS in the Finance and Accounting area, since all the existing books and records of the Company would remain, insurance needs would be similar, and staff time devoted to financing activities would not be significantly reduced.

     CIPS' Human Resources Department administers benefit and salary plans. NEWGAS-CIPS would need to hire personnel to perform the same duties. Spinning off the gas operations would not provide substantial savings to CIPS, because each of CIPS' existing benefit and salary plans, and the associated reporting requirements, would remain.

     CIPS' Purchasing and General Services Departments provide materials, supplies, transportation equipment, etc. to operating divisions. NEWGAS-CIPS would need to hire personnel to perform the same duties for gas operations. Spinning off the gas operations would reduce the number of purchase orders handled by CIPS as well as the amount of material handled and storage costs. However, the quantities involved are a small percentage of the total, so no staffing reductions would be possible and no facilities could be eliminated, making the actual savings for CIPS negligible.

     CIPS hires outside legal counsel to provide legal, regulatory and claims services for CIPS' operating divisions. NEWGAS-CIPS would need to hire outside legal counsel to perform the same duties. Since many legal issues are not divided into gas and electric considerations, the amount of work performed by CIPS' outside counsel would not decrease significantly, and CIPS would not achieve any measurable savings.

INDEPENDENT ACCOUNTANT IMPACT
-----------------------------

CIPS hires independent accountants to audit the financial statements of the Company. NEWGAS-CIPS would need to hire independent accountants to perform the same duties. CIPS would not achieve any significant savings, since the existing level of work for the independent auditors would remain essentially the same.

INFORMATION TECHNOLOGY IMPACT
-----------------------------

CIPS provides extensive information services assistance to its operating division and support departments. NEWGAS-CIPS would need to provide the same assistance to its departments. Hardware costs are reflective of the quantity of information to be processed, so NEWGAS-CIPS' hardware and telecommunications costs would be substantially less than CIPS'. Software costs are generally less dependent on quantity and more dependent on function, so NEWGAS-CIPS' software costs would be similar to CIPS'. See Section IV.C, Exhibit 2b, which identifies a net increase in cost of information services of $11,506,000.

Divesting the gas operations would eliminate opportunities for sharing information systems resources to the detriment of both the gas and electric operations:

     NEWGAS-CIPS would be subject to the same regulatory accounting requirements as CIPS, so similar general ledger, payroll distribution, fixed asset and other accounting systems would be needed. Software costs would be similar to CIPS' and are estimated to be about $4 million. CIPS would require all existing software, resulting in no software savings and CIPS would expend considerable resources changing accounting systems to reflect the divestiture of the gas business.

     CIPS operates an integrated material management, purchasing and accounts payable system. The system provides ordering, purchasing, tracking, receiving, paying and inventory control functions. To maintain existing levels of customer service, NEWGAS-CIPS would need a similar integrated system, which would cost about $1.5 million. CIPS would require slightly less data storage, producing negligible savings. CIPS would require all existing software, resulting in no software savings.

     CIPS outsources investor services to handle most stockholder and bondholder service requests, make dividend and bond payments and track unclaimed checks. NEWGAS-CIPS would also oursource those same services, which are estimated to be about $350,000 annually. CIPS would retain the same number of stockholders and bondholders and thus would experience no savings.

     CIPS' customer information system is extensively integrated with numerous other systems, providing seamless flow of information and efficient processing of customer service requests, payments and data updates. When customers call, the system retrieves information and displays it to the call-taker, allowing customers to spend less time on the line. The system automatically records customers' payments made by mail, electronically, at pay stations or banks. It provides a multitude of services such as budget billing, installment financing payments, combined billing for electric and gas, preferred pay dates, etc. NEWGAS-CIPS would require similar systems to maintain the current level of service to customers. Recently installed utility billing systems have cost other utilities $25 - $50 million. Scaling down might be possible for a small utility, making the estimated cost about $20 million. CIPS would require marginally less data storage, forms, etc., but savings would be negligible since there would be about the same number of customers. CIPS would expend considerable resources to final bill existing combination gas/electric customers and re-establish the electric accounts.

     CIPS maintains a work order tracking system (WOTS) which is used to quantify and control major projects. This system supports the budget process and compares actual costs to estimated costs as the projects are completed. NEWGAS-CIPS would need a similar system, costing about $1,000,000, to maintain current levels of customer service. CIPS would no longer track gas projects on its WOTS system, but data storage and processing savings would be insignificant.

     CIPS outsources valuation of the retirement plan for accounting purposes, but maintains records of retirees, accumulates information for active employees for pension calculations and interfaces with payroll systems to maintain accurate information. NEWGAS-CIPS would need a similar system, costing about $250,000, to maintain current levels of benefits to employees. The assumed reduction of the 206 employees who perform only gas related work would have a minimal effect on CIPS' data storage requirements, providing insignificant savings.

     CIPS maintains a sophisticated payroll, scheduling, time entry and absence tracking system. The system provides scheduling for time worked, vacation and other allowed time. It tracks absences and automatically updates records and restores sick leave balances. It provides distributed entry of time worked and the associated accounting. The system provides for the reporting of information to government, regulatory and other agencies. NEWGAS-CIPS would need a similar system to schedule, pay and report earnings for employees. Since the CIPS system includes complex processes required only for power plant operations, NEWGAS-CIPS could use simpler software, estimated at about $2,500,000. Processing 206 fewer employees would provide insignificant savings for CIPS.

     CIPS personnel maintain the systems described above. To maintain similar systems, NEWGAS-CIPS would expend about $1,663,000 annually. It is estimated NEWGAS-CIPS software maintenance would be about 77 percent of CIPS' cost, since some systems would not exist in a gas-only company. Since all the existing systems would remain, CIPS would achieve no maintenance savings by spinning off the gas operations.

     CIPS maintains communications networks, telephone services, radio systems, etc. NEWGAS-CIPS would need personnel and equipment to perform these services, costing about $3,484,000 annually to maintain similar systems. Due to fewer employees and locations than CIPS, NEWGAS-CIPS would spend an amount estimated at 36 percent of CIPS' costs. CIPS would achieve minimal savings because the number of locations and employees using its systems would remain essentially unchanged.

     CIPS maintains a data center to serve all of the above systems. To operate similar systems, NEWGAS-CIPS would need a similar data center, costing about $2,772,000 annually, excluding personnel costs. There would be no equipment or manpower savings for CIPS since all existing systems would remain.

INSURANCE COSTS
---------------

CIPS obtains property, liability, directors and officers, workers compensation and other insurance. NEWGAS-CIPS would require similar insurance policies, at similar costs. See Section IV.C, Exhibit 2c, which shows an estimated increase in insurance cost of $302,000 for NEWGAS-CIPS. Since all coverages would remain in effect, CIPS would experience no significant savings for insurance.


OFFICE AND CREW FACILITIES COSTS
--------------------------------

CIPS maintains combined electric and gas office and crew facilities at numerous locations throughout the service area. NEWGAS-CIPS would need facilities for office and crew personnel at each of the existing combined electric and gas locations. See Section IV.C, Exhibit 2e, which shows an estimated net increase of $1,741,506 in additional office and crew facilities costs. Since CIPS would still operate the electric system, the existing office and crew facilities would still be needed at each location, resulting in no significant savings for CIPS.

TRANSPORTATION AND MOTORIZED EQUIPMENT COSTS
--------------------------------------------

CIPS maintains transportation and motorized equipment used by both gas and electric crew and support personnel. NEWGAS-CIPS would need to obtain similar equipment for gas operations. NEWGAS-CIPS' additional transportation cost would be about $295,000 as identified in SECTION IV.C, Exhibit 2g. Since vehicle needs correlate closely with personnel needs, it is estimated that the reduction in equipment to be achieved by CIPS would equal the additional equipment required by NEWGAS-CIPS, except for vehicles used by meter readers to read both electric and gas meters. CIPS would still need about the same number of meter reader vehicles currently used in the combination gas and electric districts, but the costs currently allocated to the gas business would be absorbed by the electric customers, resulting in increased annual meter reading vehicle costs to CIPS of about $41,200.

TRANSITION COSTS
----------------

The divestiture of the gas operations of CIPS and the creation of a stand-alone gas company would be a complex legal and financial transaction that would involve substantial transition costs. These costs would include legal and financial advising fees, and the services of independent accountants, actuaries and other consultants. Real estate services would be needed to procure facilities. Several hundred personnel would have to be hired and trained. Benefit plans would need to be established. The estimated transition costs of $11,031,000 for NEWGAS-CIPS were developed by calculating the average of such costs incurred in several other publicly reported business spin-offs. See
SECTION IV.C, Exhibit 2f.

COST OF CAPITAL
---------------

The effective cost of capital for the stand-alone gas business was estimated based upon capitalization ratios of CIPS' capital structure as of December 31, 1995, and estimated current costs of debt and equity, which average about 10.98%. See SECTION IV.C, Exhibit 4 for detailed information.

CONCLUSION
----------

The Study concludes that a separate gas distribution company would require 546 full-time employees, an increase of approximately 165% over the number of employees currently devoted to gas operations full-time. Based upon the assumptions set forth in SECTION II and the staffing requirements of the organizational structure, increased annual costs (excluding Federal and State income taxes) for NEWGAS-CIPS are projected to be $36,317,000.

The exhibits (SECTION IV.C) that follow show the economic effects of operating CIPS' gas division as a separate entity.

================================================================================
                SECTION IV.C.  NEWGAS-CIPS SCHEDULE OF EXHIBITS
================================================================================


       EXHIBIT NO.                            EXHIBIT TITLE
-----------------------      ---------------------------------------------------
             1               Income Statement, Proforma Adjustments & Revenue
                              Requirement

             2               Estimated Additional Operating Expenses

            2a               Estimated External Audit Fees Based on Survey Data

            2b               Estimated Information Services Costs

            2c               Estimated Increased Cost of Insurance Coverage

            2d               Estimated Net Labor Increase, Including Benefits

            2e               Estimated Operating Lease Facilities and Furniture
                              Costs

            2f               Estimated Transition Costs

            2g               Estimated Net Increase in Transportation &
                              Motorized Equipment Expense

             3               Rate Base

             4               Cost of Capital

             5               Corporate Structure

             6               Salaries and Wages Summary

             7               Comparable Investor Owned Gas Companies
                             (Customers Per Employee Ratios)

             8               Estimated Executive Salaries

             9               CIPS' Electric Rate Base & Rate of Return

                                                           NEWGAS-CIPS EXHIBIT 1

                         NEWGAS-CIPS INCOME STATEMENT
                  PROFORMA ADJUSTMENTS & REVENUE REQUIREMENT
                           (In thousands of dollars)

                                         Existing
                                         CIPS Gas
                                         Company                                        Revenue
                                       Year Ending      Proforma        Proformed     Requirement
                                         12/31/95    Adjustments (1)   NEWGAS-CIPS    Increase (2)
                                       -----------   ---------------   -----------    ------------
OPERATING REVENUE:                       $129,611        $     -        $129,611        $170,293

Operating Revenue Deductions:
-----------------------------

  Purchased Gas                          $ 71,463                       $ 71,463        $ 71,463
  Gas Withdrawn From Storage             $  2,591                       $  2,591        $  2,591
  O & M                                  $ 26,557        $35,043        $ 61,600        $ 61,600
  Depreciation                           $  6,804                       $  6,804        $  6,804
  Taxes Other Than Income                $  9,962        $ 1,274        $ 11,236        $ 11,236
                                         --------        -------        --------        --------

TOTAL OPERATING REVENUE DEDUCTIONS       $117,377        $36,317        $153,694        $153.704
                                         --------        -------        --------        --------

GROSS GAS INCOME                         $ 12,234                       $(24,083)       $ 16,599
                                         --------                       --------        --------

FEDERAL & STATE INCOME TAX (3)           $  3,661                       $ (7,225)       $  4,980
                                         --------                       --------        --------

NET GAS INCOME                           $  8,573                       $(16,858)       $ 11,619
                                         ========                       ========        ========

RATE BASE (4)                            $112,592                       $105,819        $105,819
                                         ========                       ========        ========

INDICATED RATE OF RETURN                     7.61%                        -15.93%          10.98%(5)
                                         ========                       ========        ========

(1) See Exhibit 2 for a detailed summary of proforma adjustments.

(2) An increase of $40,682,000 or 31.39% in revenue is required to achieve a rate of return of 10.98%. For the purposes of this Study, gross receipts taxes were not considered since both the resulting revenue and taxes (revenue deduction) would nullify any impact from this calculation.

(3) For twelve months ended 12/31/95, CIPS' effective Federal & State Income Taxes were 30.0% of gross gas income. This effective tax rate was used to calculate taxes for the Proformed NEWGAS-CIPS and Revenue Requirement Increase columns.

(4) See Exhibit 3.

(5) The effective rate of return is assumed to be the weighted cost of capital per Exhibit 4.

                                                           NEWGAS-CIPS EXHIBIT 2



                                  NEWGAS-CIPS
                    ESTIMATED ADDITIONAL OPERATING EXPENSES
                             PROFORMA ADJUSTMENTS
                           (In thousands of dollars)

                                                           Exhibit
                                                          Reference
                                                            Number      Amount
                                                          ==========  ==========
External Auditing Costs                                       2a        $   206
Information Services Outsourced                               2b        $11,506
Insurance Premiums                                            2c        $   302
Labor & Benefits                                              2d        $21,163
Leased Facilities/Furniture                                   2e        $ 1,742
Transition Cost (Amortized)                                   2f        $ 1,103
Transportation & Work equipment                               2g        $   295
                                                                        -------
                Total Additional Expenses                               $36,317

Less: FICA and Unemployment Insurance                         2d        $ 1,274
                                                                        -------

TOTAL ADDITIONAL O & M EXPENSES                                         $35,043
                                                                        =======

                                                          NEWGAS-CIPS EXHIBIT 2a





                                  NEWGAS-CIPS
                            EXTERNAL AUDITOR COSTS
              ESTIMATED EXTERNAL AUDIT FEES BASED ON SURVEY DATA
                              PROFORMA ADJUSTMENT

     Listing of Data for Surveys comparing External Audit Fees                             Amount
     ---------------------------------------------------------                           ---------
Average fee for Utility companies with less than 300,000 Customers in 1994               $ 191,000
Average fee for Peer Group comparison with less than 300,000 Customers in 1994           $ 188,000
                                                                                         ---------
                     Average of External Audit Fee Surveys                               $ 189,500

     Average Audit Fee for Pension Plans with less than 5,000 employees                  $  38,693
                                                                                         ---------
               Total Estimated Annual Audit Fees for NEWGAS-CIPS                         $ 288,193

Less: External Audit Fees Allocated to Gas operations in 1995                            $  22,000
                                                                                         ---------
           Net Estimated Annual Audit Fees Increase for NEWGAS-CIPS                      $ 206,193
                                                                                         =========


Sources: Illinois Power Audit Fee Peer Group Comparison - 1994
         American Gas Association/Edison Electric Institute External Audit Fees - October 1995


                                                          NEWGAS-CIPS EXHIBIT 2b



                                  NEWGAS-CIPS
                             INFORMATION SERVICES
                     ESTIMATED INFORMATION SERVICES COSTS
                              PROFORMA ADJUSTMENT
                           (In thousands of dollars)

                  Software Application Costs                           Amount
                  --------------------------                           ------
General Ledger/Capital Projects/Asset Management/Accounts Payable      $ 4,000
Payroll Distribution                                                   $   500
Customer Information System (CIS)                                      $20,000
Work Order Tracking System (WOTS)                                      $ 1,000
Gas Systems                                                            $ 6,250
Materials Management System                                            $ 1,500
Pension Manager                                                        $   250
Payroll/Human Resources                                                $ 1,500
Time Reporting                                                         $ 1,000
Miscellaneous                                                          $ 2,830
                                                                       -------
                Total Software Application Costs (1)                   $38,830
                                                                       =======


                         Annual System Operating Costs
                         -----------------------------
Data Processing                                                        $ 2,772
Software Maintenance and Support                                       $ 1,663
Telecommunications                                                     $ 3,484
                                                                       -------
                    Total Annual System Operating Costs (2)            $ 7,919
                                                                       =======


               Estimated Cost to Outsource Information Services
               ------------------------------------------------
(1) Annualized Software Application Costs (10 year amortization)       $ 3,883
(2) Total Annual System Operating Costs                                $ 7,919
(3) Investment Services Costs                                          $   350
                                                                       -------
              Total Annual Cost to Outsource Information Services      $12,152
                                                                       -------
Less: Information Services Expenses Allocated to Gas Operations in
 1995                                                                  $   646
                                                                       -------
                 Net Increase in Cost for Information Services         $11,506
                                                                       =======

                                                          NEWGAS-CIPS EXHIBIT 2c


                                 NEW GAS-CIPS
                ESTIMATED INCREASED COST OF INSURANCE COVERAGE
                              PROFORMA ADJUSTMENT

                                   Limits                        Estimated     Net Increase to
Coverage                         (Millions)     Deductible      Premium Cost     NEWGAS-CIPS
-----------------------------    ----------     ----------      ------------   ---------------
Property                         $       5      $  250,000      $     30,000
General Liability                $      60      $  250,000      $    236,000
Auto Liability (self-insured)    $       -      $        -      $          -
Directors & Officers Liability   $      10      $  250,000      $     75,000
Workers Compensation             Statutory      $  350,000      $     25,000
Fiduciary Liability              $       5      $    5,000      $     10,000
Crime (Fidelity)                 $       5      $    5,000      $     10,000
                                                                ------------
   Total NEWGAS-CIPS Premium                                    $    386,000
Less:  1995 Insurance Cost Allocated to CIPS Gas Operation      $     84,000
                                                                ------------
   Net Increase in Insurance Costs for NEWGAS-CIPS                             $       302,000
                                                                               ===============

Source: Premiums based on estimated cost quotations obtained by the Risk Management Section of CIPS' Accounting Department.

                                                          NEWGAS-CIPS EXHIBIT 2d




                                  NEWGAS-CIPS
               ESTIMATED NET LABOR INCREASE, INCLUDING BENEFITS
                              PROFORMA ADJUSTMENT
                           (In thousand of dollars)


Total Estimated Salaries and Wages (Exhibit 6)           $27,589

 Less:  Amount for Construction & Removals (10%) (1)     $ 2,759
                                                        ---------

Total Estimated NEWGAS-CIPS Salaries & Wages Charged to O & M   $24,830

 Less: 1995 CIPS Gas Salaries & Wages Charged to O & M          $ 9,926
                                                               ---------
Increase in NEWGAS-CIPS Salaries & Wages Charged to O & M               $14,904

Benefits(2):
 Employee Life, Hospitalization, savings plans, etc.            $3,678
 Pension Plan                                                   $  757
 FICA & Unemployment Insurance (Exhibit 2)                      $1,274
 Other                                                          $  550
                                                               --------
                        Total Benefits                                  $ 6,259
                                                                       ---------

NEWGAS-CIPS Net Labor Increase, Including Benefits                      $21,163
                                                                       =========


(1) Amount of labor allocated to construction and removal is based on the actual amount spent by CIPS in 1995.

(2) Benefit costs were estimated base upon the cost (as a percentage of payroll) currently budgeted by CIPS:
 Life, hospitalization, savings plans, post employment
  benefit, etc.                                                  24.68%
 Pension Plan                                                     5.08%
 FICA & Unemployment Insurance                                    8.55%
 Other                                                            3.69%
                                                               --------
                             Total                               42.00%
                                                               ========

                                                          NEWGAS-CIPS EXHIBIT 2e
                                  NEWGAS-CIPS
           ESTIMATED OPERATING LEASE FACILITIES AND FURNITURE COSTS
                              PROFORMA ADJUSTMENT

                           -----------------------------------------------------------
                                             Office Space Calculation
                           -----------------------------------------------------------
                           Management    Office Space                                    ------   ------------
                             & Staff       Needs in          Cost Per        Total       Works    Total Leased
                            Employee     Square Feet       Square Foot    Office Space   Hqtrs.    Facilities
                              Count          (1)               (2)            Cost        (3)         Cost
                           -----------------------------------------------------------   ------   ------------
General Office:
  Springfield, IL              267         82,236             $11.00        $904,596         -      $  904,596

Eastern Division (IL):
  Effingham                      3            -               $   -         $    -        $17,000
  Hoopeston                      3            -               $   -         $    -        $17,000
  Mattoon                       18          5,544             $10.00        $ 55,440      $55,400
  Paris                          3            -               $   -         $    -        $17,000
  Robinson                       3            -               $   -         $    -        $17,000
  Taylorville                    3            -               $   -         $    -        $17,000
                                                                                          -------
     Total                                                                                          $  195,840

Southern Division (IL):
  Benton                         3            -               $   -         $    -        $17,000
  Carbondale                     3            -               $   -         $    -        $17,000
  Marion                        16          4,928             $ 9.00        $ 44,342      $55,400
                                                                                          -------
     Total                                                                                          $  133,752

Western Division (IL):
  Beardstown                    18          5,544             $ 7.00        $ 38,808      $55,400
  Canton                         3            -               $   -         $    -        $17,000
  Jerseyville                    3            -               $   -         $    -        $17,000
  Macomb                         3            -               $   -         $    -        $17,000
  Petersburg                     3            -               $   -         $    -        $17,000
  Quincy                         3            -               $   -         $    -        $55,400
                                                                                          -------
     Total                                                                                          $  217,608

Estimated Office Operating Furniture Lease Expense for All Areas:                                   $  343,000
                                                                                                    ----------

NEWGAS-CIPS FACILITIES - GRAND TOTAL                                                                $1,794,796

     Less: Current allocated costs for gas facilities                                               $   53,290
                                                                                                    ----------

NET NEWGAS-CIPS FACILITIES - GRAND TOTAL                                                            $1,741,506
                                                                                                    ==========

(1)  This cost was based on an average 308 square feet per employee.

(2) Cost per square foot per annum averaged $7 in Beardstown, $9 in Marion, $10 in Mattoon, and $11 in Springfield. Excluding Springfield these averages were derived taking purchased cost of buildings amortized over 7 years for annual lease expense.

(3) This includes space for construction & service supervision, staff, materials & supplies, and vehicles & equipment. Annual lease costs were based on actual appraised values of utility facilities capable of accommodating applicable staff, materials & equipment.

                                                         NEW GAS-CIPS EXHIBIT 2f




                                 NEW GAS-CIPS
                          ESTIMATED TRANSITION COSTS
                              PROFORMA ADJUSTMENT

Transition costs required to established a new corporation would include the following:
                        Legal fees
                        Financial advisory fees
                        Consulting services of independent accountants,
                         actuaries, and others.
                        Real estate services for acquisitions
                        Hiring and training costs to staff newly created
                         positions
                        Benefits plans established
                        Data conversion


Transition costs for NEWGAS-CIPS were estimated based upon an average of the following published transition costs for other corporate spin-offs:



ORIGINAL CORPORATION           SPIN-OFF COMPANY               COSTS(000)
--------------------           ----------------               ----------
Baxter International            Caremark                       $ 13,300
Adolph Coors                    ACX Technologies               $  7,200
Dial Corporation                GFC Financial                  $ 13,000
Union Carbide                   Praxair                        $ 11,000
Ryder                           Avial                          $  9,000
Price Costco                    Price Enterprises              $ 15,250
Humana                          Galen                          $ 15,000
Honeywell                       Aliant                         $  4,500

                                                               --------
          Average Transition Costs of the Above Companies      $ 11,031
                                                               --------

Annual amortization of Transition Costs for NEWGAS-CIPS (10%)  $  1,103
                                                               ========

Source: Transition costs reported in SEC Form 10-K filings.

                                                         NEWGAS-CIPS EXHIBIT 2g

                                  NEWGAS-CIPS
               ESTIMATED NET INCREASED IN TRANSPORTATION EXPENSE
                              PROFORMA ADJUSTMENT

                                             =======================  ===================  ====================  ===================
                                             General Office(GO)\Pool   Eastern Division      Southern Division    Western Division
=============================  ============  =======================  ===================  ====================  ===================
                                  Rate Per            Est. Annual            Est. Annual            Est. Annual          Est. Annual
         Description               Month      Number     Cost         Number    Cost        Number     Cost      Number     Cost
=============================--============--=======================--===================--====================--===================
Pool Vehicles                      $470         8       $45,120
------------------------------------------------------------------------------------------------------------------------------------
Pool Vehicles                      $442         5       $26,520
------------------------------------------------------------------------------------------------------------------------------------
Manager                            $470                                  1     $  5,640       1       $  5,640     1       $  5,640
------------------------------------------------------------------------------------------------------------------------------------
Superintendent                     $442                                  6     $ 31,824       6       $ 31,824     6       $ 31,824
------------------------------------------------------------------------------------------------------------------------------------
H/R Supervisor                     $442                                  1     $  5,304       1       $  5,304     1       $  5,304
------------------------------------------------------------------------------------------------------------------------------------
New Business Supervisor            $442                                  1     $  5,304       1       $  5,304     1       $  5,304
------------------------------------------------------------------------------------------------------------------------------------
C/S & N/B Representatives          $442                                  4     $ 21,216       4       $ 21,216     4       $ 21,216
------------------------------------------------------------------------------------------------------------------------------------
Engineer                           $442                                  2     $ 10,608       2       $ 10,608     2       $ 10,608
------------------------------------------------------------------------------------------------------------------------------------
Operating Supervisor               $442                                  1     $  5,304       1       $  5,304     1       $  5,304
------------------------------------------------------------------------------------------------------------------------------------
Meter Reader                       $505                                  7     $ 42,420       5       $ 30,300     8       $ 48,480
--------------------------------------------------------=======----------------========---------------========-------------========-

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
NEWGAS-CIPS TOTAL                                       $71,640                $127,620               $115,500             $133,680
--------------------------------------------------------=======----------------========---------------========-------------========-

------------------------------------------------------------------------------------------------------------------------------------
Less: 1995 allocations on CIPS vehicles
------------------------------------------------------------------------------------------------------------------------------------

====================================================================================================================================
NET INCREASED TRANSPORTATION EXPENSE FOR NEWGAS-CIPS
====================================================================================================================================

====================================================================
                                                            GRAND
  Description                                               TOTAL
====================================================================
Pool Vehicles
--------------------------------------------------------------------
Pool Vehicles
--------------------------------------------------------------------
Manager
--------------------------------------------------------------------
Superintendent
--------------------------------------------------------------------
H/R Supervisor
--------------------------------------------------------------------
New Business Supervisor
--------------------------------------------------------------------
C/S & N/B Representatives
--------------------------------------------------------------------
Engineer
--------------------------------------------------------------------
Operating Supervisor
--------------------------------------------------------------------
Meter Reader
--------------------------------------------------------------------

--------------------------------------------------------------------

--------------------------------------------------------------------
NEWGAS-CIPS TOTAL                                          $448,440
--------------------------------------------------------------------

--------------------------------------------------------------------
Less: 1995 allocations on CIPS vehicles                    $153,591
-----------------------------------------------------------=========

====================================================================
NET INCREASED TRANSPORTATION EXPENSE FOR NEWGAS-CIPS       $294,849
====================================================================

Note: Projected costs based on management's assessment of transportation & equipment needs and operating & maintenance experience.

                                                           NEWGAS-CIPS EXHIBIT 3

                                  NEWGAS-CIPS
                                   RATE BASE
                           (In thousands of dollars)

                                    Existing
                                    CIPS Gas
                                     Company      Reduction
                                   Year Ending    For Common
                                    12/31/95       Plant(1)      NEWGAS-CIPS
                                   -----------    ----------     -----------
Gas Plant In Service               $  228,207     $   7,024)     $  221,183
Reserve For Depreciation           $   93,453     $    (251)     $   93,202
                                   -----------    ----------     -----------
Net Plant                          $  134,754     $  (6,773)        127,981
Materials & Supplies                    1,048                    $    1,048
Prepayments                        $     (986)                   $     (986)
Customer Advances                  $     (464)                   $     (464)
Accumulated Deferred Income Taxes  $  (21,760)                   $  (21,760)
                                   -----------    ----------     -----------
   TOTAL RATE BASE                 $  112,592     $  (6,773)     $  105,819
                                   ===========    ==========     ===========



(1) Mainly building and equipment jointly used by the electric and gas departments. Under a divestiture, all common property would go with the electric company.

                                                           NEWGAS-CIPS EXHIBIT 4




                                 NEW GAS-CIPS
                          STAND ALONE COST OF CAPITAL
                                AS OF 12/31/95



                        Capitalization            Cost           Weighted
Type of Capital             Ratios              Component          Cost
---------------         --------------          ---------        --------
Long Term Debt                  42.41%              8.41%          3.567%

Preferred Equity                 7.08%              8.41%          0.595%

Common Equity                   50.51%             13.50%          6.819%
                                                                 -------

WEIGHTED COST OF CAPITAL                                           10.98%
                                                                 =======

Note: Capitalization ratios are based on the total CIPS capital structure as of 12/31/95.
Debt and equity were estimated at current costs.

Current cost of debt and preferred = 30 year, 10 Year No Call first mortgage bond
           @7.91% (all-in-cost) + 50 basis points

Bond and preferred stock rate provided on April 19, 1996 by Smith Barney.

                                                           NEWGAS-CIPS EXHIBIT 5


                                  NEWGAS-CIPS
                              Organization Chart


President & CEO
             Vice President - Finance
                                          Supervisor - Risk Management
                                          Controller
                                          Treasurer & Assistant Secretary
                                          Manager - Internal Audit
             Vice President - H/R, Labor Relations, Admin & Corporate Secretary
                                          Supervisor - Labor Relations
                                          Supervisor - Benefits & Administration
                                          Manager - Corporate Communications
                                          Manager - Purchasing & Stores
                                          Manager - General Services
             Vice President - Marketing & Customer Service
                                          Supervisor - Customer Expansion
                                          Manager - Customer Service
                                          Manager - Gas Marketing
             Vice President - Operations
                                          Manager - System Planning &
                                            Engineering
                                          Manager - Eastern Division
                                          Manager - Southern Division
                                          Manager - Western Division
             Vice President - Gas Supply
                                          Manager - Gas Supply
                                          Manager - Corporate Planning
                                          Manager - Rates & Regulatory
                                          Manager - Public Affairs

                                                           NEWGAS-CIPS EXHIBIT 6

                                  NEWGAS-CIPS
             Salaries and Wages Summary (In Thousands of Dollars)


                                                                                               Totals
                                                                                   ---------------------------------
                                        Employees         Salaries/Wages           Employees          Salaries/Wages
                                        ---------         --------------           ---------          --------------
Executive Staff & Secretarial Support                                                    12           $         928


Marketing & Customer Service Div:
 Customer Expansion                            9          $         507
 Customer Service                             33          $       1,349
 Gas Marketing                                11          $         549
                                        ---------         -------------
   Mrkting & Cust. Serv Div Total                                                        53           $       2,405

Operations Division:
 Gas Planning & Engineering                   12          $         640
 Eastern Division                             97          $       3,899
 Southern Division                            74          $       2,980
 Western Division                            108          $       4,528
                                        ---------         --------------
   Operations Division Total                                                            291           $      12,047

Planning & Regulatory Division:
 Gas Supply                                   15          $         826
 Corporate Planning                            5          $         272
 Rates and Regulatory                         14          $         755
 Public Affairs                                4          $         238
                                        ---------         --------------
   Planning & Reg. Division Total                                                        38           $       2,091

Finance Division:
 Risk Management                              10          $         535
 Accounting Operations                        40          $       2,344
 Treasury Operations                          22          $       3,528
 Internal Audit                                7          $         407
                                        ---------         --------------
   Finance Division Total                                                                79           $       6,814

H/R, Admin., Labor Rel., & Corp. Sec:
 Labor Relations                               3          $         183
 Benefits and Administration                  16          $         813
 Corporate Communications                      7          $         370
 Purchasing & Stores                          11          $         573
 General Services                             36          $       1,365
                                        ---------         --------------
 H/R, Admin., Labor Rel., Corp. Total                                                    73           $       3,304

                                                                                   ---------          --------------

          GRAND TOTAL                                                                   546           $      27,589
                                                                                   =========          ==============

                                                           NEWGAS-CIPS EXHIBIT 7


                    COMPARABLE INVESTOR OWNED GAS UTILITIES
                            CUSTOMERS PER EMPLOYEE


                                                     Customers
      Companies          Customers      Employees  Per Employee
----------------------  ------------  -----------  ------------
NEWGAS-CIPS                167,000         541           309
NEWGAS-UE                  121,000         455           266
Connecticut Natural Gas    138,000         642           215
ENERGEN                    435,000       1,488           292
Southern Connecticut Gas   153,000         572           267
United Cities Gas          295,000       1,343           220
Yankee Gas Service         177,000         670           264



Source:  American Gas Association - Directory of Member Companies

(Selection Criteria - Total Number of Customers Similar to NEWGAS)

                                                           NEWGAS-CIPS EXHIBIT 8


                         ESTIMATED EXECUTIVE SALARIES
                         ----------------------------


Salary Survey Data for Companies with Revenues less than $300 million were used to establish a reasonable range for the NEWGAS-CIPS executive salary levels. For existing positions that would become part of the spun-off company, existing CIPS salaries were used.

                                               NEWGAS-CIPS SALARY
                                               ------------------
       POSITION         SURVEY DATA RANGE            LEVELS
       --------         -----------------            ------
President                        $212,000                $200,000
Vice President Level     $73,600-$106,300        $80,000-$110,000


Source:  1996 Edison Electric Institute Executive Compensation Survey

                                                           NEWGAS-CIPS EXHIBIT 9



                    CENTRAL ILLINOIS PUBLIC SERVICE COMPANY
                      ELECTRIC RATE BASE & RATE OF RETURN
                         TWELVE MONTHS ENDED 12/31/95
                           (In thousands of dollars)



                                    Existing               Addition              Electric
                                    Electric               For Common             Company
                                    Company                Plant (1)            As Adjusted
                                 ------------              ----------          -------------
Electric Plant In Service         $ 2,285,299               $ 7,024             $  2,292,323

Reserve For Depreciation          $ 1,038,809               $   251             $  1,039,060
                                 ------------               -------             ------------

Net Plant                         $ 1,246,490               $ 6,773             $  1,253,263

Fuel and Materials & Supplies     $    39,199                                   $     39,199

Prepayments                       $     7,181                                   $      7,181

Customer Advances                 $      (742)                                  $       (742)

Accumulated Deferred Income Taxes $  (326,854)                                  $   (326,854)
                                  -----------               -------             ------------

         TOTAL RATE BASE          $   965,274               $ 6,773             $    972,047
                                  ===========               =======             ============

NET OPERATING INCOME              $    97,557                                   $     97,557
                                  ===========                                   ============

RETURN ON RATE BASE                    10.11%                                         10.04%
                                  ===========                                   ============

(1) This represents an allocation of all plant and property jointly used by the electric and gas departments. Under a divestiture, all common property would go with the electric company. See Exhibit 3.